Exhibit 10.2

FOURTH AMENDMENT TO

CITRIX SYSTEMS, INC.

2005 EQUITY INCENTIVE PLAN

WHEREAS, Citrix Systems, Inc. (the “Company”) desires to amend the Citrix Systems, Inc. 2005 Equity Incentive Plan (as amended and in effect, the “Plan”) to limit the term of any options or stock appreciation rights issued under the Plan and granted after the effective date of this amendment to no more than ten (10) years (the “Plan Amendment”); and

WHEREAS, on April 22, 2008, the Board of Directors of the Company approved the Plan Amendment.

NOW THEREFORE, in accordance with Section 15 of the Plan, the Plan is hereby amended as follows:

1.	Section 7.2(c) of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

“Option Period. No Option may be exercised on or after the tenth anniversary of the Grant Date,

or, with respect to Incentive Options, on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.”

2.	Section 7.3(c) of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

“Other Terms. Except as the Committee may deem inappropriate or inapplicable in the circumstances, Stock Appreciation Rights shall be subject to terms and conditions substantially similar to those applicable to a Nonstatutory Option. In addition, a SAR related to an Option which can only be exercised during limited periods following an Acquisition may entitle the Participant to receive an amount based upon the highest price paid or offered for Stock in any transaction relating to the Acquisition or paid during the thirty (30) day period immediately preceding the occurrence of the Acquisition in any transaction reported in the stock market in which the Stock is normally traded. Notwithstanding the foregoing, no Stock Appreciation Right may be exercised on or after the tenth anniversary of the Grant Date.”

3.	Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.